UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)
October 24, 2005

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

121 South 13th Street Suite 201 Lincoln, Nebraska	68508

(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

     On October 25, 2005, Nelnet, Inc. completed the acquisition of $2.2 billion of student loans originated under the Federal Family Education Loan Program of the U.S. Department of Education from Chela Education Financing, Inc. in a cash transaction for approximately $109 million over the par value of the student loan portfolio and related accrued interest. As part of this asset purchase, Nelnet also acquired certain servicing and origination assets and the rights to the Chela brand. The portfolio of student loans and related accrued interest acquired by Nelnet were financed through existing student loan warehouse facilities maintained in the ordinary course of business. The agreement for this acquisition was previously reported in Nelnet’s Current Report on Form 8-K filed on September 28, 2005.

     On October 25, 2005, Nelnet, Inc. issued a press release announcing this acquisition. A copy of the press release is attached as an exhibit to this report.

     The brief description of the agreement as set forth above and included in the press release does not purport to describe all of the terms of the agreement, and is qualified by reference to the full text of the agreement, a copy of which is attached as an exhibit to this report.

Item 8.01  Other Events.

     On October 24, 2005, Nelnet, Inc. acquired the outstanding stock of LoanSTAR Funding Group, Inc., a wholly-owned student loan subsidiary of Greater Texas Foundation, including LoanSTAR Funding Group’s student loan portfolio of approximately $864 million primarily originated under the Federal Family Education Loan Program of the U.S. Department of Education, and related debt, as well as the company’s sales and marketing operations. In addition, Nelnet acquired the servicing assets of LoanSTAR Systems, Inc., a non-profit Texas corporation and wholly-owned subsidiary of Greater Texas Foundation. The agreement for this acquisition was previously reported in Nelnet’s Current Report on Form 8-K filed on October 3, 2005.

     On October 24, 2005, Nelnet, Inc. issued a press release announcing this acquisition. A copy of the press release is attached as an exhibit to this report.

     The brief description of the agreement as set forth above and included in the press release does not purport to describe all of the terms of the agreement, and is qualified by reference to the full text of the agreement, a copy of which was attached as an exhibit to Nelnet’s Current Report on Form 8-K filed on October 3, 2005.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

Financial statements for the assets and businesses acquired as reported herein are not required to be filed with this report.

     (b) Pro forma financial information.

Pro forma financial statements which give effect to the acquisitions reported herein are not required to be filed with this report.

     (c) Exhibits. The following exhibits are filed as part of this report:

2.1	Stock and Asset Purchase Agreement dated as of October 3, 2005 among Nelnet, Inc., NNI Acquisition Servicing Limited Partnership, Greater Texas Foundation, and LoanSTAR Systems, Inc., previously filed as Exhibit 2.1 to Nelnet’s Current Report on Form 8-K filed on October 3, 2005 and incorporated herein by reference.

2.2	Asset Purchase Agreement dated as of September 27, 2005, among Nelnet, Inc., Chela Education Financing, Inc. and The Education Financing Foundation of California

99.1	Press release by Nelnet, Inc. dated October 24, 2005 - “Nelnet completes acquisition of LoanSTAR Funding Group and related servicing assets of LoanSTAR Systems”

99.2	Press release by Nelnet, Inc. dated October 25, 2005 - “Nelnet completes acquisition of student loan portfolio and related servicing and origination assets from Chela”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 26, 2005	NELNET, INC.

		By:	/s/ TERRY J. HEIMES

Name: Terry J. Heimes
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock and Asset Purchase Agreement dated as of October 3, 2005 among Nelnet, Inc., NNI Acquisition Servicing Limited Partnership, Greater Texas Foundation, and LoanSTAR Systems, Inc., previously filed as Exhibit 2.1 to Nelnet’s Current Report on Form 8-K filed on October 3, 2005 and incorporated herein by reference.

2.2	Asset Purchase Agreement dated as of September 27, 2005, among Nelnet, Inc., Chela Education Financing, Inc. and The Education Financing Foundation of California

99.1	Press release by Nelnet, Inc. dated October 24, 2005 - “Nelnet completes acquisition of LoanSTAR Funding Group and related servicing assets of LoanSTAR Systems”

99.2	Press release by Nelnet, Inc. dated October 25, 2005 - “Nelnet completes acquisition of student loan portfolio and related servicing and origination assets from Chela”